Registration Nos. 333-185945

333-189001

333-194113

333-212309

333-232901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-185945

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-189001

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-194113

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-212309

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-232901

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Front Yard Residential Corporation

(Exact name of registrant as specified in its charter)

Maryland	46-0633510
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(340) 692-0525

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Altisource Residential Corporation Conversion Option Plan

Altisource Residential Corporation 2013 Director Equity Plan

Altisource Residential Corporation Special Conversion Option Plan

Altisource Residential Corporation 2016 Equity Incentive Plan

Front Yard Residential Corporation 2019 Equity Incentive Plan

(Full titles of plans)

Jeffrey Meriggi

Secretary

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(340) 692-0525

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Aiello

Sachin Kohli

Weil, Gotshal & Manges LLP

767 Fifth Avenue New York,

New York 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

Front Yard Residential Corporation, a Maryland corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission these post-effective amendments (the “Post-Effective Amendments”) to deregister the shares of common stock, par value $0.01 per share, of the Registrant, previously registered under the following Registration Statements on Form S-8 (each a “Registration Statement”, and collectively, the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•	Registration Statement No. 333-185945, filed on January 9, 2013, relating to the Altisource Residential Corporation Conversion Option Plan;

•	Registration Statement No. 333-189001, filed on May 31, 2013, relating to the Altisource Residential Corporation 2013 Director Equity Plan;

•	Registration Statement No. 333-194113, filed on February 25, 2014, relating to the Altisource Residential Corporation Special Conversion Option Plan;

•	Registration Statement No. 333-212309, filed on June 29, 2016, relating to the Altisource Residential Corporation 2016 Equity Incentive Plan; and

•	Registration Statement No. 333-232901, filed on July 30, 2019, relating to the Front Yard Residential Corporation 2019 Equity Incentive Plan.

On January 11, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated as of October 19, 2020, as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 20, 2020, by and among the Registrant, Pretium Midway Holdco, LP (“Parent”) and Midway AcquisitionCo REIT (“Merger Sub”), a wholly owned subsidiary of Parent, Registrant merged with and into Merger Sub (the “Merger”), and Merger Sub became a wholly owned subsidiary of Parent. As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in Christiansted, United States Virgin Islands, on January 11, 2021.

Front Yard Residential Corporation

By:	/s/ Jeffrey Meriggi
Name: Jeffrey Meriggi
Title: Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.